Media Contact:         David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact:    Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation and Atlanta Bancorporation, Inc.
Receive Full Regulatory Approval for Merger

ATLANTA, GA, September 22, 2014 - State Bank Financial Corporation (NASDAQ: STBZ) announced today that all regulatory approvals for its proposed merger with Atlanta Bancorporation, Inc. have been received. The transaction was announced on April 28, 2014, and approved by shareholders of Atlanta Bancorporation on June 25, 2014.

The merger is expected to be completed on October 1, 2014. Completion of the merger remains subject to satisfaction of customary closing conditions as defined in the merger agreement.

About State Bank Financial Corporation
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia’s best-capitalized banks, with approximately $2.6 billion in assets as of June 30, 2014. State Bank has locations in Metro Atlanta and Middle Georgia.

Cautionary Note Regarding Forward-Looking Statements
Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include State Bank’s expectation that it will complete the merger on October 1, 2014. These forward-looking statements are subject to risks, uncertainties and other factors, such as the inability to meet customary closing terms and conditions, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in State Bank Financial Corporation’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this press release. State Bank Financial Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

To learn more about State Bank, visit www.statebt.com.